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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2004



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                      0-1093           06-0613548
(State or other jurisdictions    (Commission      (I.R.S.
of Incorporation)                File Number)     Employer
                                                  Identification
                                                  No.)




                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

       Registrant's telephone number, including area code:
                           (860)243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)












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Item 7.  Financial Statements and Exhibits

   (c)   Exhibits

         The following document is furnished as an Exhibit pursuant to Item 9 hereof:

         Exhibit 99.1 - Press Release of the Company dated May 7,
         2004 regarding approval received by the U.S. Air Force to begin production of the Kaman Dayron unit's Joint
         Programmable Fuze.


Item 9.  Regulation FD Disclosure

On May 7, 2004, the Company issued a press release announcing the fact that the Kaman Dayron unit located in Orlando, Florida, has received authorization from the U.S. Air Force to begin production of the advanced FMU-152 A/B Joint Programmable Fuze (JPF) following successful completion of qualification testing by both Kaman and the Air Force.

The contract for the JPF has a value of $13.4 million covering low rate initial production and Lot 1 through 2005, with deliveries of the bomb fuzes starting in May 2004. The contract, which includes options for eight additional years of production, has a total potential value of $169.0 million to the Company.

A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

All of the information furnished in this report and the accompanying exhibits shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

















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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION


                                 /s/Robert M. Garneau
                                 Executive Vice President
                                 and Chief Financial
                                 Officer



Dated: May 7, 2004

































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                            EXHIBIT INDEX




   Exhibit          Description

    99.1            Press Release of the Company, dated
                    May 7, 2004












































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